Columbia Tax-Exempt Fund
Columbia Tax-Exempt Insured Fund
Columbia Utilities Fund (Funds)

77E Legal Proceedings

On February 9, 2005, Columbia Management Advisors, Inc. (which has since merged into Banc of America Capital Management, LLC
(now named Columbia Management Advisors, LLC)) ("Columbia") and Columbia Funds Distributor, Inc. (which has been renamed Columbia Management Distributors, Inc.) (the "Distributor") (collectively, the "Columbia Group") entered into an Assurance of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the Securities and Exchange Commission ("SEC") (the "SEC Order").
The SEC Order and the NYAG Settlement are referred to collectively as the "Settlements". The Settlements contain substantially the same terms and conditions as outlined in the agreements in principle which Columbia Group entered into with the SEC and NYAG in March 2004.

Under the terms of the SEC Order, the Columbia Group agreed among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant (see below). The Columbia Funds have also voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees. The NYAG Settlement also, among other things, requires Columbia and its affiliates to reduce management fees for certain Columbia Funds (including the former Nations Funds) and other mutual funds collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions.

Pursuant to the procedures set forth in the SEC order, the $140 million in settlement amounts described above will be distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC. The independent distribution consultant has been in consultation with the staff of the SEC and has submitted a proposed plan of distribution. The SEC has not yet approved a final plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the funds.

A copy of the SEC Order is available on the SEC website at http://www.sec.gov. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005.

In connection with the events described in detail above, various parties have filed suit against certain funds, the Trustees of the Columbia Funds, FleetBoston Financial
Corporation and its affiliated entities and/or Bank of America and its affiliated entities.

On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On
September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia, the Distributor, the Trustees of the Columbia Funds, Bank of America Corporation and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds that asserts claims under federal securities laws and state common law.

On February 25, 2005, Columbia and other defendants filed motions to dismiss the claims in the pending cases. On March 1, 2006, for reasons stated in the court's memoranda dated November 3, 2005, the U.S. District Court for the District of Maryland granted in part and denied in part the defendants' motions to dismiss. The court dismissed all of the class action claims pending against the Columbia Funds Trusts and the Columbia Acorn Trust. As to Columbia, and the Distributor, the claims under the Securities
Act of 1933, the claims under Sections 34(b) and 36(a) of the Investment Company Act of 1940 ("ICA") and the state law claims were dismissed. The claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and claims under Section 36(b) of the ICA along with related claims under Section 48(a) of the ICA were not dismissed.

On March 21, 2005, a purported class action was filed in Massachusetts state court alleging that the conduct, including market timing, entitles Class B shareholders in certain Columbia funds to an exemption from contingent deferred sales charges upon early redemption ("the CDSC Lawsuit"). The CDSC Lawsuit has been removed to federal court in Massachusetts and the federal Judicial Panel has transferred the CDSC Lawsuit to the MDL.

The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigation on any fund, if any, cannot currently be made.

In 2004, certain Columbia funds, the Trustees of the Columbia Funds, advisers and affiliated entities were named as defendants in certain purported shareholder class and derivative actions making claims, including claims under the Investment Company and the Investment Advisers Acts of 1940 and state law. The suits allege, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates inappropriately used fund assets to distribute the funds and for other improper purpose. On March 2, 2005, the actions were consolidated in the Massachusetts federal court as In re Columbia Entities Litigation. The plaintiffs filed a consolidated amended complaint on June 9, 2005. On November 30, 2005, the judge dismissed all claims by plaintiffs and ordered that the case be closed. The plaintiffs filed a notice of appeal on December 30, 2005 and this appeal is pending.

770 Transactions effected pursuant to Rule 10f-3
Columbia Tax-Exempt Fund

On February 16, 2006, Columbia Tax-Exempt Fund (Fund) purchased 750,000 par value of bonds of MBTA Senior Sales Tax 5.25%'29 (Securities) for a total purchase price of $856,643 from Lehman Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule
10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor)
o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o       The amount of Securities purchased did not exceed
	25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned
Securities: Lehman Brothers; Bear; Stearns & Co. Inc.; Morgan Stanley; Raymond James & Associates, Inc.; Siebert Brandford Shank & Co.; LLC; UBS Financial Services Inc.; Banc Of America Securities LLC; Carolan & Co.; Citigroup; Corby Capital Markets, Inc.; Goldman Sachs & Co.; JP Morgan; M.R. Beal & Company; Merrill Lynch & Co.; RBC Capital Markets


Columbia Tax-Exempt Fund

On February 16, 2006, Columbia Tax-Exempt Fund (Fund) purchased 300,000 par value of bonds of MBTA Senior Sales Tax 5.25%'29 (Securities) for a total purchase price of $342,657 from Citi Group Global Markets pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule
10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor)
o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.



Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned
Securities: Lehman Brothers; Bear; Stearns & Co. Inc.; Morgan Stanley; Raymond James & Associates, Inc.; Siebert Brandford Shank & Co.; LLC; UBS Financial Services Inc.; Banc Of America Securities LLC; Carolan & Co.; Citigroup; Corby Capital Markets, Inc.; Goldman Sachs & Co.; JP Morgan; M.R. Beal & Company; Merrill Lynch & Co.; RBC Capital Markets







Columbia Tax-Exempt Fund


On February 16, 2006, Columbia Tax-Exempt Fund (Fund) purchased 300,000 par value of bonds of MBTA Senior Sales Tax 5.25%'29 (Securities) for a total purchase price of $342,657 from Bear Stearns pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule
10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc.
(Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned
Securities: Lehman Brothers; Bear; Stearns & Co. Inc.; Morgan Stanley; Raymond James & Associates, Inc.; Siebert Brandford
Shank & Co.; LLC; UBS Financial Services Inc.; Banc Of America Securities LLC; Carolan & Co.; Citigroup; Corby Capital Markets, Inc.; Goldman Sachs & Co.; JP Morgan; M.R. Beal & Company; Merrill Lynch & Co.; RBC Capital Markets









Columbia Tax-Exempt Fund

On February 16, 2006, Columbia Tax-Exempt Fund (Fund) purchased 150,000 par value of bonds of MBTA Senior Sales Tax 5.25%'29 (Securities) for a total purchase price of $171,329 from Morgan Stanley pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule
10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor)
o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o       The amount of Securities purchased did not exceed
	25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.



Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned
Securities: Lehman Brothers; Bear; Stearns & Co. Inc.; Morgan Stanley; Raymond James & Associates, Inc.; Siebert Brandford
Shank & Co.; LLC; UBS Financial Services Inc.; Banc Of America Securities LLC; Carolan & Co.; Citigroup; Corby Capital Markets, Inc.; Goldman Sachs & Co.; JP Morgan; M.R. Beal & Company; Merrill Lynch & Co.; RBC Capital Markets









Columbia Tax-Exempt Fund

On March 16, 2006 Columbia Tax-Exempt Fund (Fund) purchased 1,000,000 par value of bonds of Kansas Development Finance Auth 5% 11/1/21 (Securities) for a total purchase price of $1,066,910 from A.G. Edwards pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule
10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor)
o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o       The amount of Securities purchased did not exceed
	25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned
Securities: A.G. Edwards; Citigroup; Banc of America Securities LLC; George K. Baum & Company; Piper Jaffray & Co.; RBC Capital Markets; Edward D. Jones & Co., L.P.; Oppenheimer & Company, Inc.












Columbia Tax-Exempt Fund

On March 16, 2006 Columbia Tax-Exempt Fund (Fund) purchased 300,000 par value of bonds of Kansas Development Finance Auth 5% 11/1/21 (Securities) for a total purchase price of $320,073 from Citi Group Global Markets pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule
10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor)
o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o       The amount of Securities purchased did not exceed
	25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned
Securities: A.G. Edwards; Citigroup; Banc of America Securities LLC; George K. Baum & Company; Piper Jaffray & Co.; RBC Capital Markets; Edward D. Jones & Co., L.P.; Oppenheimer & Company, Inc.










Columbia Tax-Exempt Fund

On March 16, 2006 Columbia Tax-Exempt Fund (Fund) purchased 300,000 par value of bonds of Kansas Development Finance Auth 5% 11/1/21 (Securities) for a total purchase price of $320,073 from RBC Capital Markets pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule
10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor)
o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o       The amount of Securities purchased did not exceed
	25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned
Securities: A.G. Edwards; Citigroup; Banc of America Securities LLC; George K. Baum & Company; Piper Jaffray & Co.; RBC Capital Markets; Edward D. Jones & Co., L.P.; Oppenheimer & Company, Inc.












Columbia Tax-Exempt Fund

On March 16, 2006 Columbia Tax-Exempt Fund (Fund) purchased 200,000 par value of bonds of Kansas Development Finance Auth
5% 11/1/21 (Securities) for a total purchase price of $213,382 from Piper Jaffray pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule
10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor)
o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o       The amount of Securities purchased did not exceed
	25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned
Securities: A.G. Edwards; Citigroup; Banc of America Securities LLC; George K. Baum & Company; Piper Jaffray & Co.; RBC
Capital Markets; Edward D. Jones & Co., L.P.; Oppenheimer &
Company, Inc.











Columbia Tax-Exempt Fund

On March 16, 2006 Columbia Tax-Exempt Fund (Fund) purchased 200,000 par value of bonds of Kansas Development Finance Auth 5% 11/1/21 (Securities) for a total purchase price of $213,382 from George K. Baum pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule
10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor)
o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o       The amount of Securities purchased did not exceed
	25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned
Securities: A.G. Edwards; Citigroup; Banc of America Securities LLC; George K. Baum & Company; Piper Jaffray & Co.; RBC Capital Markets; Edward D. Jones & Co., L.P.; Oppenheimer & Company, Inc.



77Q1 Exhibits
Management Agreement and Amended By-Laws incorporated herein by reference to Accession Number 0000950135-06-001779